EXHIBIT 5.1


                         [BARNES & THORNBURG LETTERHEAD]




                                                           December 15, 2003



Obsidian Enterprises, Inc.
111 Monument Circle
Suite 4800
Indianapolis, IN  46204

Ladies and Gentlemen:

     You have requested our opinion in connection with the Registration Statement on Form S-4 (the "Registration Statement") of Obsidian Enterprises, Inc. (the "Company"), filed pursuant to the Securities Act of 1933, as amended ("Securities Act"), relating to the offer and sale by the Company of up to 56,290,676 shares of its common stock, $0.0001 par value per share, to be issued and sold in connection with the Company's exchange offer for the shares of common stock, $0.0001 par value per share, of Net Perceptions, Inc. (the
"Exchange Offer"). We have examined such records, certificates and other documents and have made such investigation of law as we have deemed necessary in the circumstances.

     Based on that examination and investigation, it is our opinion that when the steps taken in the next paragraph have been taken, the Shares will be validly issued, fully paid and nonassessable.

     The steps to be taken which are referred to in the next preceding paragraph are:

          1. The 1 for 50 reverse stock split and the change in the number of authorized shares of the Company authorized by the Company's board of directors and approved by the Company's shareholders becomes effective prior to the consummation of the Exchange Offer, as described in the Registration Statement;

          2. The Shares are issued and delivered in the manner described in the Registration Statement (including all exhibits thereto); and

          3. Compliance with the Securities Act and applicable state blue sky laws.

     This opinion letter is limited to the current Federal laws of the United States and the current internal laws of the State of Indiana (without giving effect to any conflict of law principles thereof) and we have not considered, and express no opinion on, the laws of any other jurisdiction.

     We consent to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                                 Very truly yours,

                                                 /s/ Barnes & Thornburg

                                                 BARNES & THORNBURG